Exhibit 1.1

Execution Version

3,625,000

DT Midstream, Inc.

Common Stock

UNDERWRITING AGREEMENT

November 20, 2024
Barclays Capital Inc.

As Representative of the several
Underwriters named in Schedule I attached hereto,
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

DT Midstream, Inc., a Delaware corporation (the “Company”), proposes to sell 3,625,000 shares (the “Firm Stock”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  In addition, the Company proposes to grant to the underwriters named in Schedule I (the “Underwriters”) attached to this agreement (this “Agreement”) an option to purchase up to 543,750 additional shares of the Common Stock on the terms set forth in Section 3 (the “Option Stock”).  The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock”.  This Agreement is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

1.           Representations, Warranties and Agreements of the Company.  The Company represents, warrants and agrees that:

(a)       A registration statement on Form S-3 (File No. 333-283345) relating to the Stock has (i)  been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii)  been filed with the Commission under the Securities Act; and (iii)  become effective under the Securities Act.  Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representative (the “Representative”) of the Underwriters.  As used in this Agreement:

(i)           “Applicable Time” means 8:45 A.M. (New York City time) on November 20, 2024;

(ii)       “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, became, or is deemed to have become, effective in accordance with the rules and regulations under the Securities Act;

(iii)       “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock;

(iv)        “Preliminary Prospectus” means any preliminary prospectus relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v)         “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule III hereto, if any, and each Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time, other than a road show, that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi)         “Prospectus” means the final prospectus relating to the Stock, including any prospectus supplement thereto related to the Stock, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii)       “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date; and

(viii)      “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act; and

(ix)    “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be.  Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof.  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission.  The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b)        The Company (i) has not engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone to engage in Testing-the-Waters Communications.  The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule VI hereto.

(c)          The Company was not at the time of the initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Stock, is not on the date hereof and will not be on the applicable Delivery Date (as defined below), an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(d)         Since the time of initial filing of the Registration Statement, the Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Stock. The Company was not an “ineligible issuer” (as defined in Rule 405) at any such time or date.  The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the applicable Delivery Date.

(e)         The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder.  The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.  The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(f)         The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(g)         The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h)        The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)          The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(j)          Each Issuer Free Writing Prospectus listed in Schedule IV hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule IV hereto in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(k)       No Written Testing-the-Waters Communication, as of the Applicable Time, when taken together with the Pricing Disclosure Package, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Written Testing-the-Waters Communication listed on Schedule VI hereto in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).  Each Written Testing-the-Waters Communications did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of the Stock will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(l)          Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder.  The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative, except as set forth on Schedule V hereto.  The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(m)        The Company and each of its subsidiaries has been duly organized, is validly existing and in good standing as a corporation, partnership or limited liability company, as applicable, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, properties or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).  The Company and each of its subsidiaries have all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged as described in the Pricing Disclosure Package and the most recent Preliminary Prospectus.  None of the subsidiaries of the Company (other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the most recent fiscal year) is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(n)         The Company has the capitalization as set forth under the heading “Capitalization” in each of the most recent Preliminary Prospectus and the Prospectus as of the date or dates set forth therein, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the most recent Preliminary Prospectus and are not subject to and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.  There are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company (other than granted in the ordinary course pursuant to the Company’s incentive plans).  All of the issued shares of capital stock or other ownership interest of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company and, other than as described in the Pricing Disclosure Package and the most recent Preliminary Prospectus, free and clear of all liens, encumbrances, equities or claims, except for liens, encumbrances, equities or claims under (i) the Credit Agreement, dated as of June 10, 2021, among the Company, as Borrower, the lenders party thereto, the letter of credit issuers party thereto and Barclays Bank PLC, as administrative agent and collateral agent, as amended, and (ii) the Note Security Documents (as defined in the Indenture, dated as of April 11, 2022, among the Company, the guarantors party thereto and U.S. Bank Trust Company, National Association) ((i) and (ii) collectively, the “Existing Liens”) and such liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)         The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the most recent Preliminary Prospectus, will be issued in compliance with federal and state laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(p)         The Purchase and Sale Agreement, dated as of November 19, 2024, by and among the ONEOK Partners Intermediate Limited Partnership, Border Midwestern Company, DTM Interstate Transportation, LLC and the Company, has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(q)        The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Company.

(r)        The issuance and sale of the Stock by the Company, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts, defaults, breaches or violations that would not reasonably be expected to have a Material Adverse Effect.

(s)         No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the issue and sale of the Stock by the Company, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws and/or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) in connection with the purchase and sale of the Stock by the Underwriters.

(t)       The historical financial statements (including the related notes) included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise stated therein. The other financial data included in the most recent Preliminary Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries. All disclosures contained or incorporated by reference in the most recent Preliminary Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(u)         PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the most recent Preliminary Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 7(f) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

(v)       The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act to the extent applicable and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Board of Directors of the Company have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(w)        The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act to the extent applicable and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act to the extent applicable.

(x)         Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries included or incorporated by reference in the most recent Preliminary Prospectus, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(y)       The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates” set forth or incorporated by reference in the most recent Preliminary Prospectus accurately and fully describes in all material respects (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Estimates”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Estimates; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(z)         There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and sections 302 and 906 related to certifications.

(aa)        Since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, neither the Company nor any of its subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree (whether domestic or foreign), (ii) issued or granted any securities (other than pursuant to equity incentive plans or similar arrangements), (iii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any transaction not in the ordinary course of business, and/or (v) declared or paid any dividend on its capital stock, and since such date, there has not been any change in the capital stock, partnership or limited liability company interests, as applicable, or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries taken as a whole, in each case except as described in or contemplated by the most recent Preliminary Prospectus and the Prospectus or as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb)       The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them (other than with respect to intellectual property, title to which is addressed exclusively in Section 1(dd)), in each case free and clear of all liens, encumbrances and defects, except for the Existing Liens or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  All assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(cc)        The Company and each of its subsidiaries have, and are operating in compliance with, such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and each of its subsidiaries have fulfilled and performed all of their respective obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(dd)       Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations and other source indicators, copyrights and copyrightable works, licenses, know-how, inventions, domain names, software, systems, technology, proprietary or confidential information and all other intellectual property, industrial property and proprietary rights (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) used in the conduct of their respective businesses as currently conducted and in the manner described in the Pricing Disclosure Package and the most recent Preliminary Prospectus and the conduct of their respective businesses does not conflict with or otherwise violate, and they have not received any written notice of any claim of conflict with or violation of, any such rights of others; and (ii) to the knowledge of the Company, no such rights of the Company or its subsidiaries are being violated by any person.

(ee)      Except as described in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a Material Adverse Effect on the performance of the Company of its obligations under this Agreement or the consummation of any of the transactions contemplated hereby. To the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(ff)         There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required.  The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.

(gg)        Except as described in the Pricing Disclosure Package and the most recent Preliminary Prospectus, the Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.  All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received written notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance. Except as described in the Pricing Disclosure Package and the most recent Preliminary Prospectus, there are no material claims by the Company or any of its subsidiaries under any such policy or instrument with respect to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(hh)      No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described pursuant to Item 404 of Regulation S-K in the most recent Preliminary Prospectus which is not so described.

(ii)         Except as described in the Pricing Disclosure Package and the most recent Preliminary Prospectus, no labor disturbance by, or dispute with, the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent such that it could reasonably be expected to have a Material Adverse Effect.

(jj)        Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by‑laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation of any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business as described in the Pricing Disclosure Package and the most recent Preliminary Prospectus, except in the case of clauses (ii), (iii) and (iv), to the extent any such conflict, breach, violation, failure or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk)      The Company and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance with all applicable laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received written notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as described in the most recent Preliminary Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material adverse effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) neither the Company nor any of its subsidiaries anticipate material capital expenditures relating to Environmental Laws.

(ll)        The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due and payable, except for taxes, if any, as are being contested in good faith by appropriate proceedings and for which an appropriate reserve has been established in accordance with GAAP, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company or any of its subsidiaries have any knowledge of any tax deficiencies that have been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries, that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(mm)     Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any of its subsidiaries or any trade or business (whether or not incorporated) that, together with the Company, or any of its subsidiaries, is treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) (each, an “ERISA Affiliate”) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no failure to meet the minimum funding standards set forth in Sections 412 of the Code or 302 of ERISA, whether or not waived, has occurred or is reasonably expected to occur, (C) no Plan is or is reasonably expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), (D) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or the receipt by the Company or any of its subsidiaries, or any ERISA Affiliate, from the Pension Benefit Guaranty Corporation (the “PBGC”) or the Plan administrator of any Plan of a notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (E) no conditions contained in Section 303(k)(1) of ERISA for the imposition of a lien shall have been met with respect to any Plan, (F) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (G) none of the Company, or any of its subsidiaries, or any ERISA Affiliate, has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA) (a “Multiemployer Plan”); (iv) no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); and (v) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

(nn)       The statistical and market-related data included or incorporated by reference in the most recent Preliminary Prospectus and “road show” (as defined in Rule 433 under the Securities Act) are based on or derived from sources that the Company believes to be reliable in all material respects.

(oo)       Neither the Company nor any of its subsidiaries is, and after giving effect to the offer and sale of the Stock and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(pp)      The statements set forth in each of the most recent Preliminary Prospectus and the Prospectus under the captions “Description of Capital Stock” and “U.S. Federal Income Tax Considerations for Non-U.S. Holders”, and, insofar as they purport to summarize the provisions of the laws and the documents referred to therein, are accurate summaries in all material respects.

(qq)       Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right  to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(rr)        Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(ss)       None of the Company or any other person acting on behalf of the Company or any of its affiliates, has sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(tt)        The Company and its affiliates have not taken, directly or indirectly, any action designed to cause or result in, or constitute, or that has constituted, or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of the Stock.

(uu)       The Stock has been approved for listing, subject to official notice of issuance on, The New York Stock Exchange.

(vv)       The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with Section 1(l) or 5(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule V hereto.

(ww)     Neither the Company nor any of its subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect.

(xx)      Neither the Company nor any of its subsidiaries, any of the Company’s affiliates, any director, officer, nor, to the knowledge of the Company, after due inquiry, any agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries: (i) made any unlawful contribution, gift or other unlawful expense relating to political activity; (ii) made any direct or indirect bribe, kickback, rebate, payoff or influence payment, or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; or (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), or any other applicable anti-corruption or anti-bribery statute or regulation.  The Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates, have conducted their respective businesses in compliance with the FCPA, Bribery Act 2010 and all other applicable anti-corruption and anti-bribery statutes or regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith and with the representations and warranties contained herein. Neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption or anti-bribery laws.

(yy)       The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any governmental agency having jurisdiction over the Company or any such subsidiary (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(zz)       Neither the Company nor any of its subsidiaries, nor any director, officer, nor, to the knowledge of the Company, after due inquiry, any agent, employee or affiliate of the Company or any of its subsidiaries is: (i) currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority having jurisdiction over the Company or any of its subsidiaries (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea, Kherson and Zaporizhzhia regions of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating the activities of any person, or in any country or territory, that at the time of such financing or facilitation and currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company and each of its subsidiaries have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions.

(aaa)    The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate in all material respects used in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including “personal data” as defined by the EU General Data Protection Regulations (Regulation EU 2016 / 679) and any personal, personally identifiable, household, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to any IT Systems or Personal Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(bbb)     The Company and each of its subsidiaries are, and at all prior times were, in compliance with all applicable data privacy and security laws, statutes, judgements, orders, rules and regulations of any court or arbitrator or any other governmental or regulatory authority and all applicable laws regarding the collection, use, transfer, export, storage, protection, disposal or disclosure by the Company and its subsidiaries of Personal Data collected from or provided by third parties (collectively, the “Privacy Laws”). The Company and its subsidiaries have in place, comply with, and take commercially appropriate steps reasonably designed to (x) ensure compliance with its privacy policies, all third-party obligations and industry standards regarding Personal Data; and (y) reasonably protect the security and confidentiality of all Personal Data (collectively, the “Policies”).  At all times since inception, the Company has provided notice of its privacy policy on its websites, which provides accurate and sufficient notice of Company's then-current privacy practices relating to its subject matter and such privacy policies do not contain any material omissions of the Company’s then-current privacy practices. None of such disclosures made or contained in the privacy policies have been inaccurate, misleading, deceptive or in violation of any Privacy Laws or Policies in any material respect. To the knowledge of the Company, the execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach or violation of any Privacy Laws or Policies. Neither the Company nor any subsidiary has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws or Policies and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Privacy Laws or Policies. To the Company’s knowledge, there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging the Company’s or any of its subsidiaries’ non-compliance with Privacy Laws or Policies.

(ccc)      No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package, the Prospectus or any “road show” (as defined in Rule 433 under the Securities Act) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.          Purchase of the Stock by the Underwriters.  On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 3,625,000 shares of the Firm Stock to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule I hereto.  The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine.

In addition, the Company grants to the Underwriters an option to purchase up to 543,750 additional shares of Option Stock.  Such option is exercisable in the event that the Underwriters sell more shares of Common Stock than the number of shares of Firm Stock in the offering and as set forth in Section 4 hereof.  Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such Delivery Date as the number of shares of Firm Stock set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock.

The purchase price payable by the Underwriters for both the Firm Stock and any Option Stock is $97.465 per share, less, in the case of the Option Stock, an amount per share equal to any dividends or distributions declared by the Company on its Common Stock and payable on the Firm Stock but not payable on such Option Stock.

The Company is not obligated to deliver any of the Firm Stock or Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.

3.         Offering of Stock by the Underwriters.  Upon authorization by the Representative of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions to be set forth in the Prospectus.

4.           Delivery of and Payment for the Stock.  Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time, on the first full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company.  This date and time are sometimes referred to as the “Initial Delivery Date”.  Delivery of the Firm Stock shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Firm Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company, with any transfer or similar taxes payable in connection with the sale of the Firm Stock to be paid by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Company shall deliver the Firm Stock through the facilities of DTC unless the Representative shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representative; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day.  Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representative, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  Each date and time the shares of Option Stock are delivered is sometimes referred to as an “Option Stock Delivery Date”, and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of the Option Stock by the Company and payment for the Option Stock by the several Underwriters through the Representative shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representative and the Company.  On each Option Stock Delivery Date, the Company shall deliver, or cause to be delivered, the Option Stock, to the Representative for the account of each Underwriter, against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Option Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company, with any transfer or similar taxes payable in connection with the sale of the Option Stock to be paid by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Company shall deliver the Option Stock through the facilities of DTC unless the Representative shall otherwise instruct.

5.           Further Agreements of the Company and the Underwriters.  (a) The Company agrees:

(i)          To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the earlier of the Initial Delivery Date and the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, or any notice from the Commission objecting to the use of the form of Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

(ii)       Upon written request, to furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii)        To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request:  (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus , and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if in the opinion of counsel for the Underwriters, for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv)      To file as promptly as practicable with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission.

(v)         Prior to filing with the Commission any amendment or supplement to the Registration Statement, or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing.

(vi)       Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative (such consent not to be unreasonably withheld, conditioned or delayed).

(vii)      To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus.  If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii)      To make generally available to the Company’s security holders and to deliver to the Representative as soon as practicable, but in any event not later than 16 months after the Effective Date, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158) which may be satisfied by filing on the Commission’s Electronic Data Gathering Analysis and Retrieval system

(ix)        Promptly from time to time to take such action as the Representative may reasonably request to use reasonable best efforts to qualify the Stock for offering and sale of such under the securities or Blue Sky laws or such other jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided, that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x)         For a period commencing on the date hereof and ending on the 45th day after the date of the Prospectus (the “Lock-Up Period”), not to, and not to publicly disclose an intention to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be reasonably expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, and to cause each officer, director and stockholder of the Company set forth on Schedule III hereto to furnish to the Representative, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”). The restrictions described above do not apply to (i) the issuance of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (including net settlement), in each case outstanding on the date of this Agreement and described in the Prospectus; (ii) grants of stock options, stock awards, restricted stock, restricted stock units, or other equity awards and the issuance of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the Delivery Date and described in the Prospectus, provided that such recipients enter into a lock-up agreement with the Underwriters; or (iii) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.

For the avoidance of doubt and notwithstanding anything to the contrary herein, nothing in this Agreement shall preclude the Company from establishing an issuer trading plan pursuant to Rule 10b5-1 under the Exchange Act for the repurchase of shares of Common Stock; provided that (1) such plans do not provide for the transfer of Common Stock during the Lock-Up Period and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan.

(xi)        To apply the net proceeds from the sale of the Stock being sold by the Company substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xii)       To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(xiii)     If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such  untrue statement or omission. The Company will promptly notify the Representative of (A) any distribution by the Company of Written Testing-the-Waters Communications and (B) any request by the Commission for information concerning the Written Testing-the-Waters Communications.

(xiv)      The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(xv)      The Company will take all actions that are (i) required or necessary to be performed by it under this Agreement prior to each Delivery Date, and (ii) required or necessary to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Stock.

(b)         Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6.          Expenses.  The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) any required review by FINRA of the terms of sale of the Stock (including related fees and expenses of counsel to the Underwriters); (f) the listing of the Stock on the New York Stock Exchange and/or any other exchange; (g) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable and documented fees and expenses of counsel to the Underwriters); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (i) the investor presentations on any “road show” or any Testing-the-Waters Communication, undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided, that, except as specifically provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel and the expenses of advertising any offering of the Stock made by the Underwriters, and any stamp, transfer or similar taxes, if any, on resale of the Stock by them.

7.         Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)          The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i).  The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or to the knowledge of the Company threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)        No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)        All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company  shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)        A&O Shearman shall have furnished to the Representative its written opinion and negative assurance letter, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representative.

(e)        The Representative shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion and negative assurance letter, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)        At the time of execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP a letter, in form and substance reasonably satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S‑X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than two business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g)        With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representative a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than two business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h)         The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Executive Officer or its Chief Financial Officer as to such matters as the Representative may reasonably request, including, without limitation, a statement:

(i)          That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)        That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto;

(iii)       That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(iv)        To the effect of Section 7(i) (provided that no representation with respect to the judgment of the Representative need be made) and Section 7(j).

(i)         (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the capital stock (other than as a result of the exercise or settlement (including “net” or “cashless” exercise or settlements) if any, of stock options, restricted stock units or restricted stock pursuant to the Company’s equity plans), partnership or limited liability company interests, as applicable, or long-term debt of the Company or any of its subsidiaries, taken as a whole, or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, properties, management or business of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(j)        Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s securities by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(k)         Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis, either within or outside the United States, in each case as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l)           The New York Stock Exchange shall have approved the Stock for listing, subject only to official notice of issuance.

(m)       The Lock-Up Agreements between the Representative and the officers and directors of the Company set forth on Schedule II, delivered to the Representative on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(n)        On or before the date of this Agreement and each Delivery Date, the Company shall have furnished to the Representative a certificate of its Chief Financial Officer regarding certain information in the Pricing Disclosure Package and the Prospectus, respectively, and in form and substance reasonably satisfactory to the Representative.

(o)          On or prior to each Delivery Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Representative may reasonably request.

(p)         FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8.           Indemnification and Contribution.

(a)         The Company hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication (“Marketing Materials”), or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other documented out-of-pocket expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e).  The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b)         Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e).  The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c)         Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable and documented out-of-pocket costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the other indemnified parties; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the reasonable and documented fees and expenses of such separate counsel shall be paid by the indemnifying party.  It is understood and agreed that the indemnifying party shall not, in connection with any action or claims or related action or claim in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment in accordance with this Agreement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable and documented fees and expenses of counsel as contemplated by Section 8(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d)        If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Stock, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any documented out-of-pocket legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Stock exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)          The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

9.           Defaulting Underwriters.

(a)         If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Stock that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Stock by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Stock, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Stock on such terms.  In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Stock, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Stock, either the non-defaulting Underwriters or the Company may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes.  As used in this Agreement, the term “Underwriter,” unless the context requires otherwise, includes any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Stock that a defaulting Underwriter agreed but failed to purchase.

(b)         If, after giving effect to any arrangements for the purchase of the Stock of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of shares of the Stock that remain unpurchased does not exceed one-eleventh of the total number of shares of all the Stock, then the Company shall have the right to require each non-defaulting Underwriter to purchase the total number of shares of Stock that such Underwriter agreed to purchase hereunder plus such Underwriter's pro rata share (based on the total number of shares of Stock that such Underwriter agreed to purchase hereunder) of the Stock of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of shares of Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c)         If, after giving effect to any arrangements for the purchase of the Stock of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of shares of Stock that remain unpurchased exceeds one-eleventh of the total number of shares of all the Stock, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 8 and 13 and except that the provisions of Section 10 shall not terminate and shall remain in effect.

(d)          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10.       Termination.  The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(i), 7(j) and 7(k) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

11.         Reimbursement of Underwriters’ Expenses.  If (a) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable and documented out-of-pocket expenses (including reasonable fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand, the Company shall pay the full amount thereof to the Representative.  If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12.         Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13.        No Fiduciary Duty.  The Company acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other hand, exists; (b) the Underwriters are not acting as advisors, expert or otherwise and are not providing a recommendation or investment advice, to the Company, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, based on arms-length negotiations and, as such, not intended for use by any individual for personal, family or household purposes; (c) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company; and (e) does not constitute a solicitation of any action by the Underwriters.  The Company hereby (x) waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering and (y) agree that none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

14.         Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)  if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to:

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Syndicate Registration
Facsimile: (646) 834-8133

and with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Hui Lin
Facsimile: (212)-455-2502

(b) if to the Company:

DT Midstream, Inc.
500 Woodward Ave., Suite 2900
Detroit, Michigan 48226-1279
Attention: Ryan Derra, Assistant Treasurer
Email: ryan.derra@dtmidstream.com

and with a copy to:

A&O Shearman
800 Capitol Street
Suite 2200
Houston, Texas 77002
Attention: Bill Nelson; Emily Leitch
Email: bill.nelson@aoshearman.com; emily.leitch@aoshearman.com

DT Midstream, Inc.
500 Woodward Ave., Suite 2900
Detroit, Michigan 48226-1279
Attention: General Counsel
Email: wendy.ellis@dtmidstream.com
 andrew.hayner@dtmidstream.com

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc.

15.         Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) indemnity agreement of the Company contained in Section 8(a) of this Agreement shall also be deemed to be for the benefit of affiliates, directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (b) the representations, warranties, indemnities and agreements of the Underwriters contained in Section 8(b) of this Agreement shall also be deemed to be for the benefit of directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.        Survival.  The respective indemnities, rights of contributions, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

17.        Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”.  For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18.        Governing Law & Venue.  This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law). The Company and each of the Underwriters agree that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.

19.         Waiver of Jury Trial.  The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.         Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the Electronic Signatures in Global and National Commerce Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be legally valid, effective and enforceable for all purposes.

21.         Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

22.         Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 21, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

23.        Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

DT MIDSTREAM, INC.

By:	/s/ Jeffrey Jewell
Name: Jeffrey Jewell
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted:

Barclays Capital Inc.

For itself and as Representative
of the several Underwriters named
in Schedule I hereto

By:	/s/ Robert Stowe
Name: Robert Stowe
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Shares of Firm Stock	Number of Shares of Option Stock

Barclays Capital Inc.	1,268,752	190,310
BofA Securities, Inc.	270,212	40,532
Citigroup Global Markets Inc.	270,212	40,532
J.P. Morgan Securities LLC	270,212	40,532
PNC Capital Markets LLC	270,212	40,532
TD Securities (USA) LLC	270,212	40,532
Wells Fargo Securities, LLC	270,212	40,532
Fifth Third Securities, Inc.	183,744	27,562
Mizuho Securities USA LLC	183,744	27,562
Scotia Capital (USA) Inc.	183,744	27,562
Truist Securities, Inc.	183,744	27,562
Total	3,625,000	543,750

SCHEDULE II

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors and Officers

Robert Skaggs, Jr.

David Slater

Angela Archon

Stephen Baker

Elaine Pickle

Peter Tumminello

Dwayne Wilson

Jeffrey Jewell

Christopher Zona

Wendy Ellis

Melissa Cox

SCHEDULE III

ORALLY CONVEYED PRICING INFORMATION

1. Public offering price: $101.000

2. Number of Firm Shares offered: 3,625,000

3. Number of Option Shares offered: 543,750

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

None.

SCHEDULE V

ISSUER FREE WRITING PROSPECTUS

None.

SCHEDULE VI

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

None.

EXHIBIT A

LOCK-UP LETTER AGREEMENT

Barclays Capital Inc.
As Representative of the several
Underwriters named in Schedule I to the Underwriting Agreement,
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an underwriting agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Stock”) of Common Stock, par value $0.01 per share (the “Common Stock”), of DT Midstream, Inc., a Delaware corporation (the “Company”), and that the Underwriters propose to reoffer the Stock to the public (the “Offering”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company (other than any registration on Form S-8), or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 45th day after the date of the Prospectus relating to the Offering (such 45-day period, the “Lock-Up Period”).

Exhibit A-1

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of Common Stock or any other securities of the Company even if such Common Stock or other securities of the Company would be disposed of by someone other than the undersigned, including, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option, forward, swap or any other derivative transaction or instrument) with respect to any Common Stock, or any other security of the Company that includes, relates to, or derives any significant part of its value from Common Stock or other securities of the Company.

The foregoing restrictions, including without limitation the immediately preceding sentence, shall not apply to:

 (a) transactions relating to shares of Common Stock or other securities acquired in the open market after the completion of the offering;

 (b) (i) bona fide gifts or transactions relating to bona fide estate planning purposes; (ii), sales or other dispositions of Common Stock or other shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); (iii) transfers by will or intestacy; (iv) transfers to any trust for the direct or indirect benefit of the undersigned or the family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; (v) transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above; (vi) transfers by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement; (vii) transfers to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee; provided that it shall be a condition to any transfer pursuant to this clause (b) that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement  to the same extent as if the transferee/donee were a party hereto, (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 45-day period referred to above, and (iii) the undersigned notifies Barclays Capital Inc. at least two business days prior to the proposed transfer or disposition;

(c) transfers to or transactions with the Company in connection with the vesting, settlement, or exercise of restricted stock units, performance shares, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, performance shares, options, warrants or rights, provided that any such shares of Common Stock received by the undersigned upon such exercise, vesting or settlement shall be subject to the terms of this Lock-Up Letter Agreement, and provided further that any such restricted stock units, performance shares, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each of which is described in the Prospectus;

Exhibit A-2

(d) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, shall be made pursuant to such Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that the Company and the undersigned do not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan and to the extent a public report or filing under the Exchange Act, if any, is required by or on behalf of the undersigned or the Company regarding the establishment of such trading plan, such report or filing shall include a statement to the effect that no sale or other disposition of Common Stock of the Company may be made under such trading plan during the Lock-Up Period; and

(e) pursuant to a Rule 10b5-1 Plan established under the Exchange Act prior to the date hereof, which trading plan shall not be amended during the Lock-Up Period but may be terminated during the Lock-Up Period; provided however, that if required during the Lock-Up Period, any public report or filing shall clearly indicate in the footnotes thereto that such transfer is being made pursuant to the circumstances described in this clause (e), and provided further that the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering through the Representatives, if the Underwriters notify the Company that they do not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including, without limitation, market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Exhibit A-3

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

This Lock-Up Letter Agreement and any transaction contemplated by this Lock-Up Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law).

Delivery of an executed Lock-Up Letter Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Lock-Up Letter Agreement shall automatically terminate upon the earlier to occur, if any, of (1) the termination of the Underwriting Agreement before the sale of any Stock to the Underwriters or (2) December 31, 2024 in the event that the Underwriting Agreement has not been executed by that date.

[Signature page follows]

Exhibit A-4

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs and executors (in the case of individuals), personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Annex D-1